

Quaker Chemical Corporation
Investor Conference Call
March 3, 2011

Risk and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies.

This data should be read in conjunction with the Company's fourth quarter earnings news release dated March 2, 2011, which has been furnished to the SEC on Form 8-K, and the Company's Form 10-K for the annual period ended December 31, 2010, which has been filed with the SEC.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

4th Quarter 2010 Results

- Record full year net income
  - Diluted EPS of $2.77, up 88% from $1.47 in 2009
- Diluted EPS of $0.59 in 4Q 2010 vs. EPS of $0.71 for 4Q 2009
  - 4Q results include charges totaling EPS $0.10 related to non-income tax contingency and an out-of-period shortfall in reserves related to an affiliate equity
- Sales up 8% to $142.1 MM with product volume up 8%, compared to 4Q 2009
- Volume was down slightly from 3Q 2010
- Gross margin % of 33.7% vs. 36.1% in 4Q 2009 and 35.6% in 3Q 2010, due to higher raw material costs
- $18.0 MM of operating cash flow in 4Q 2010; $37.5 MM in operating cash flow for full year 2010

Outlook

- Good volume growth expected in 2011 in both developing and mature markets as markets continue to rebound
- Anticipate new business gains and the DA Stuart aluminum hot rolling oil and Summit Lubricants acquisitions
- Price increases in 1Q 2011 help offset higher raw material costs
- Turmoil in Middle East resulting in further raw material cost increases
- Planning for additional price increases in Q2

Chart 1

Annualized Run Rate of Adjusted EBITDA Fourth Highest In Quaker History



80
70
60
50
40
30
20
10
0
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010

Note: Excludes restructuring, CEO transition costs, equity affiliate out-of-period charge and non-income tax contingency charge. Annualized EBITDA is latest quarter's EBITDA multiplied by 4.

Current EBITDA Run Rate Above Pre-Crisis Levels

Chart 2

Product Volume by Quarter



50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Metalworking Process Chemicals Segment
3Q08 YTD Avg.
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10

Total Volumes At Pre-Crisis Levels While Earnings Are Significantly Higher

Chart 3

NA Steel Market Data



Weekly Tonnage of Raw Steel Production
1900
1750
1600
1450
1300
1150
1000
850
700
(thousands of net tons)
1,820
2010
2009
Updated: February 22, 2011
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Source: AMM from American Iron and Steel Institute data.

Summary

- Strong Q4 earnings and cash flow generation
- Full year earnings higher than any year in our history
- Balance sheet continues to be strong
- EBITDA exceeding levels achieved prior to global economic downturn
- Positioned for good growth over next several years in both emerging and mature markets
  - Emerging markets – well positioned in BRIC (Brazil, Russia, India & China) to take advantage of strong growth
  - Mature Markets – Steel and auto markets expected to have above normal growth as industries gradually rebound
- Raw material costs increasing
- Price increases implemented in Q1 with further increases being planned for Q2

Reconciliation of Annualized Run Rate of Adjusted EBITDA

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Net income (loss) attributable to Quaker Chemical Corporation	4,440	(2,722)	2	3,234	5,052	7,932	9,419	9,153	6,340	6,895
Add / (subtract):										
Depreciation	2,822	2,600	2,458	2,343	2,147	2,577	2,593	2,475	2,380	2,419
Amortization	300	271	257	265	275	281	254	208	274	252
Interest Expense	1,330	1,423	1,242	1,538	1,356	1,397	1,311	1,386	1,345	1,183
Taxes on income	967	(871)	(251)	1,567	2,747	3,002	3,181	4,143	1,661	3,631
Restructuring and related activities	-	2,916	2,289	-	-	-	-	-	-	-
Non-Income tax contingency charge	-	-	-	-	-	-	-	-	3,581	551
Equity Affiliate out-of-period	-	-	-	-	-	-	-	-	-	564
CEO transition costs	1,625	-	-	1,193	1,250	-	-	-	1,317	-
Adjusted Quarterly EBITDA	11,484	3,617	5,997	10,140	12,827	15,189	16,758	17,365	16,898	15,495
Multiply by 4	4	4	4	4	4	4	4	4	4	4
Annualized Run Rate of Adjusted EBITDA	45,936	14,468	23,988	40,560	51,308	60,756	67,032	69,460	67,592	61,980